                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            WASTE TECHNOLOGY CORP.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                             WASTE TECHNOLOGY CORP.
                             5400 RIO GRANDE AVENUE
                           JACKSONVILLE, FLORIDA 32205

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  JULY 11, 1997

TO THE STOCKHOLDERS:

         Notice is hereby given that the 1996 annual meeting of stockholders (the "Annual Meeting") of Waste Technology Corp. (the "Company") has been called for and will be held at 11:00 A.M., local time, on Monday, July 11, 1997, at the offices of the Company, 5400 Rio Grande Avenue, Jacksonville, Florida 32205 for the following purposes:

         1. To elect two (1) Class I Directors, Alan Morrison and Russell McElroy, and two (2) Class II Directors, Morton S. Robson and Ted C. Flood, to the Board of Directors to hold office for three (3) years and until their successors shall have been elected and qualify;

         2. To ratify the appointment by the Board of Directors of Coopers & Lybrand, to serve as the independent certified public accountants for the current fiscal year; and

         3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on June 4, 1997 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 5400 Rio Grande Avenue, Jacksonville, Florida 32205, for ten (10) days prior to July 11, 1997.

                                             By Order of the Board of Directors

                                             /s/ Ted C. Flood

                                             Ted C. Flood, President

Dated: June 5, 1997

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GRANTING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

                             WASTE TECHNOLOGY CORP.
                                 PROXY STATEMENT

                                     GENERAL

         This proxy statement is furnished by the Board of Directors of Waste Technology Corp., a Delaware corporation (sometimes the "Company" or "Waste Tech"), with offices located at 5400 Rio Grande Avenue, Jacksonville, Florida 32205, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on July 11, 1997 and at any adjournments thereof (the "Annual Meeting"). This proxy statement will be mailed to stockholders beginning approximately June 9, 1997. If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the President of the Company, or by a stockholder voting in person at the Annual Meeting.

         All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of the two (2) Class I and two (2) Class II Directors named therein, and FOR the ratification of the selection by the Board of Directors of Coopers & Lybrand, as the independent certified public accountants of the Company.

         A copy of the annual report of the Company for the fiscal year ended October 31, 1996 ("Fiscal 1996"), which contains financial statements audited by the Company's independent certified public accountants, accompanies this proxy statement.

         The cost of preparing, assembling and mailing this notice of meeting, proxy statement, the enclosed annual report and proxy will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph, or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

         The Board of Directors has fixed the close of business on June 4, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting.

         As of the Record Date, making adjustments to reflect the 2:1 stock split declared by the Company on May 15, 1997, 4,863,102 shares of the Company's common stock, $.01 par value per share ("Common Stock") are outstanding, and each share will be entitled to one (1) vote, with no shares having cumulative voting rights. Holders of shares of Common Stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented at the Annual Meeting is required for approval of each matter which will be submitted to stockholders. The Company also has 1,000,000 shares of Preferred Stock, $.0001 par value per share authorized, none of which are outstanding.

         Management knows of no business other than that specified in Items 1 and 2 of the Notice of Annual Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

         The following table sets forth information, as of June 4, 1997 with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock:

                            Amount and Nature of          Approximate
Name                        Beneficial Ownership(1)       Percentage of Class
----                        ---------------------         -------------------

Ted C. Flood                         1,166,814(2)                  23.9%
9448 Preston Trail West
Ponte Vedra Beach, FL 32082

Morton S. Robson                       586,854(3)                  12.1%
666 Third Avenue
New York, NY 10017

--------

         (1) Unless noted to the contrary, all shares of Common Stock are directly held with the sole voting and dispositive power residing in the persons indicated. The amount of shares stated has been adjusted to reflect the 2:1 stock split declared by the Company on May 15, 1997.

         (2) Consists of 628,000 shares held directly; and 538,814 shares owned by the Waste Technology Corp. Employees Profit Sharing Trust of which Messrs. Flood, Robson and Morrison are Trustees.

         (3) Consists of 78,454 shares held directly; 2,400 shares held as custodian for his minor son; 505,000 shares held by Robson & Miller, of which Mr. Robson is the senior partner; and 1,000 shares held by the Robson & Miller pension plan. Excludes 89,728 shares held by Kenneth N. Miller, a partner of Mr. Robson who is the beneficial and record owner of such shares. Does not include the 538,814 shares owned by the Waste Technology Corp Employees Profit Sharing Trust of which Messrs. Flood, Robson and Morrison are trustees since these shares are included in Mr. Flood's holdings and their inclusion here would be duplicative.

Charles B. Roth and                    315,336(4)                   6.5%
Marta M. Roth
1840 Spice Circle
Jacksonville, FL  32215

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

General

         The Board of Directors is divided into three (3) classes of directors ("Class I", "Class II", and "Class III"), with each class having as nearly the same number of directors as practicable. The term of each Class I Director has expired and election of each of these Directors was to have been held at the 1995 Annual Stockholder's meeting. However, an Annual Meeting for 1995 was not held. As a result, the election of such Class I Directors will be held at the 1996 Annual Meeting of Stockholders. The term of each Class II Director expires at the 1996 annual meeting of stockholders and the term of each Class III Director will expire at the 1997 Annual Stockholder's meeting to be held in in 1998. Stockholders elect such class of directors, Class I, Class II, or Class III, as the case may be, to succeed such class directors whose terms are expiring, for a three (3) year term, and such class of directors shall serve until the successors are elected and qualify.

         The following is the apportionment of existing directors into classes:

No. of Class                        Term Expires              Members/Nominees
------------                        ------------              ----------------

Class I                             1995 Annual               Alan Morrison
                                    Stockholder's Meeting     Russell McElroy
                                    (to be elected at 1996
                                    Annual Stockholder's
                                    Meeting)

Class II                            1996 Annual               Morton S. Robson
                                    Stockholder's Meeting     Ted C. Flood
                                    (July 11, 1997)

Class III                           1994 Annual               Vacant/Robert Roth
                                    Stockholder's Meeting
                                    (to be held in 1998)

--------
         (4) Includes shares owned by family members of Robert Roth as follows: his wife, Patricia B. Roth (114,182), his son, Steven F. Roth (83,968), his daughter, Kathie Cecile Roth (10,000) and his son Charles B. Roth and his wife, Marta Roth (107,188).

         The Board of Directors consisted of five (5) persons during Fiscal 1996. There are two (2) nominees for Class I members of the Board, Alan Morrison and Russell McElroy, and two (2) nominess for Class II Members, Morton S. Robson and Ted C. Flood. Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of Messrs. Morrison and McElroy as nominees for Class I Directors and Messrs. Robson and Flood as nominees for Class II Directors at the Annual Meeting. If the nominees should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

         The Class I and Class II directors were each elected at the annual meeting of stockholders held in October 1993. The present Class III Director was elected by the stockholders at the Company's last annual meeting of stockholders held in October 1995. With the exception of Ted C. Flood, the officers are elected annually by the directors and serve at the discretion of the board of directors. See "Executive Compensation- Employment Agreements". There are no family relationships between executive officers or directors of the Company. However, Robert Roth is the father of Patricia B. Roth, Steven F. Roth and Charles B. Roth, major shareholders of the Company. See "Certain Transactions".

Board of Directors

         The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although only two (2) members of the Board are involved in day-to-day operating details, the other members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board meetings. The Board of Directors did not hold any formal meetings in Fiscal 1996.

         During Fiscal 1996 Messrs. Robson and Morrison and were the members of the Company's audit and compensation committees. In Fiscal 1996 the compensation committee and the audit committee did not hold any formal meetings.

         Management has agreed to use its best efforts to have Robert Roth elected as a director for so long as Patricia Roth and Steven Roth, his family members, own more than one (1%) percent of the outstanding shares of Common Stock. See "Certain Transactions- Related Party Transactions - Robert Roth". Other than with regard to Mr. Roth, there is no understanding or arrangement between any director or any other persons pursuant to which such individual was or is to be selected as a director or nominee of the Company.

         The following table sets forth information, as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by the executive officers and directors of the Company and the directors and officers of the Company as a group:

                                           Amount of
Name and Address of                        Beneficial         Approximate
Beneficial Owner                           Ownership(1)       Percent of Class

Ted C. Flood                               1,166,814(2)         23.9%
9448 Preston Trail West
Ponte Vedra Beach, Fla. 32082

Morton S. Robson                             586,854(3)         12.1%
666 Third Avenue--18th Fl.
New York, N.Y. 10017--4011

Alan Morrison                                240,000(4)          4.7%
875 E. Camino Real,
Apt. 10-C
Boca Raton, Fla. 33432

Russell McElroy                              155,920(5)          3.1%
1623 Louvre Drive
Jacksonville, Fla. 32256

--------

         (1) Unless otherwise stated, all shares of Common Stock are directly held with sole voting and dispositive power. Amount of shares stated have been adjusted to reflect the 2:1 stock split declared by Company on May 15, 1997.

         (2) Consists of 628,000 shares held directly; and 538,814 shares owned by the Waste Technology Corp. Employees Profit Sharing Trust of which Messrs. Flood, Robson and Morrison are Trustees.

         (3) Consists of 78,454 shares held directly; 2,400 shares held as custodian for his minor son; 505,000 shares held by Robson & Miller, of which Mr. Robson is the senior partner; and 1,000 shares held by the Robson & Miller pension plan. Excludes 89,728 shares held by Kenneth N. Miller, a partner of Mr. Robson who is the beneficial and record owner of such shares. Does not include the 538,814 shares owned by the Waste Technology Corp Employees Profit Sharing Trust of which Messrs. Flood, Robson and Morrison are trustees since these shares are included in Mr. Flood's holdings and their inclusion here would be duplicative.

         (4) Consists of options to purchase 240,000 shares. Does not include the 538,814 shares owned by the Waste Technology Corp Employees Profit Sharing Trust of which Messrs. Flood, Robson and Morrison are trustees since these shares are included in Mr. Flood's holdings and their inclusion here would be duplicative.

         (5) Consists of 35,920 shares beneficially owned as an IRA beneficiary, and options to purchase 120,000 shares.

Robert Roth                                    3,300(6)       Less than 1%
Georgetown Electric, Ltd.
Unit 17, 2501 W. Third Street
Wilmington De., 19805

William E. Nielsen                           192,006(7)          3.9%
5400 Rio Grande Avenue
Jacksonville, Fla. 32254

All Officers and
Directors As A
Group (6 persons)                          2,660,232(8)         54.5%


Background of Executive Officers and Directors

         The following is a brief account of the experience, for at least the past five (5) years, of each nominee for director, each director whose term does not expire at the Annual Meeting, and each executive officer of the Company:

         Ted C. Flood, age 66, was elected as the President and Chief Executive Officer of the Company on February 23, 1993. He is also the President and Chief Executive Officer of Consolidated Baling Machine ("CBM"), a wholly-owned subsidiary, and International Baler Corp. ("IBC"), a majority owned subsidiary of the Company. He was elected as a Director of the Company in May, 1989. From 1960 to 1972 he was president of Peabody Solid Waste Management Company (EZ
Pack). From 1972 to 1975 Mr. Flood was a corporate vice-president of marketing for Browning Ferris Industries. During the period from 1977 to 1988 he was the principal shareholder and president of Solid Waste Recovery Systems.

         Morton S. Robson, age 74, was elected a Director and the Secretary of the Company in 1989. On February 23, 1993, he was elected Executive Vice President of the Company. Since 1977 Mr. Robson has been the senior partner of the law firm of Robson & Miller, LLP (and its predecessor firms) which acts as general counsel to the Company. Mr. Robson obtained an LLB degree from St. John's University School of Law.

--------

         (6) Excludes an aggregate of 315,338 shares held by family members.

         (7) Consists of 142,006 shares held jointly with his spouse and options to purchase 50,000 shares.

         (8) Includes shares owned by family members of Robert Roth as follows: his wife, Patricia B. Roth (114,182), his son, Steven F. Roth (83,968), his daughter, Kathie Cecile Roth (10,000) and his son Charles B. Roth and his wife, Marta Roth (107,188). Also includes options to purchase 410,000 shares.

         Alan Morrison, age 70, has served as a Director of the Company since January, 1986. Mr. Morrison has been a management consultant and private investor since 1971. In 1970, he was the founder of SCA Services, Inc., a waste disposal company. For more than 25 years, he has been a director of the Dauphin Deposit Bank of Hanover, Pennsylvania.

         Russell McElroy, age 69, was appointed by the Board Of Directors as a Director of the Company in March 1993. Mr. McElroy has been active in sales of balers, and other recycling equipment, and sales management of baler companies for the past 21 years. He has been an employee of IBC since 1986. He is currently Assistant To the Chairman of IBC and CBM. From 1978 to 1985, Mr. McElroy was an officer and director of Selco Products Company, Baxley, GA.

         Robert Roth, age 71, is the Chairman of the Board and Treasurer of Georgetowne Electric, Ltd., and a director of Keystone Insurance Co., both publicly held companies. For more than the past five (5) years, in addition to being the Chairman of the Board and Treasurer of Georgetowne Electric, Ltd., he has also been the President and Chief Executive Officer of Browning Weldon Corp., a privately held financial company.

         William E. Nielsen, age 49, joined the Company in June 1994 as its Chief Financial Officer. Prior to joining the Company, Mr. Nielsen acted as a financial consultant to Fletcher Barnun Inc., a privately held manufacturing concern, from October 1993 through June 1994. He was the Vice President, Administration and Finance at Unison Industries, Inc. (1980- July 1993), Division Controller at Clow Corporation (1977-1980), Assistant to the Controller at Bliss & Laughlin Industries, Inc. (1974-1977), Financial Analyst at Northwest Industries, Inc. (1972-1974) and served in the United States Army from 1970-1972. Mr. Nielsen received a B.B.A in Finance and an M.B.A. at Western Illinois University in 1969 and 1970, respectively.

Executive Compensation

         The following table sets forth a summary of all compensation awarded to, earned by or paid to, the Company's Chief Executive Officer and each of the Company's executive officers whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during fiscal years ended October 31, 1996, October 31, 1995 and October 31, 1994(1):

                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation                    Long Term Awards

--------
         (1) The law firm of Robson & Miller, LLP and its predecessor firms have provided legal services for the Company. Morton S. Robson, the Executive Vice President and Secretary and a Director of the Company, is the senior partner of

Robson & Miller, LLP. During the Fiscal 1996, Robson & Miller, LLP received $77,333 from Waste Tech and $37,232 from IBC as payment for legal services rendered. As of the end of Fiscal 1996 accrued but unpaid legal fees due to Robson & Miller, LLP from Waste Tech amounted to $315,696. Further, Robson & Miller exercised an option in June, 1995 to purchase 250,000 (pre 2:1 stock split) shares of Common Stock at $1.00 per share. See "Certain Relationships and Related Party Transactions".

Name and                      Year        Salary           Bonus     Other Annual      Number       All Other
Principal Position                        ($)              ($)       Compensation      of           Compensation
                                                                     ($)               Options
----------------------------------------------------------------------------------------------------------------

Leslie N. Erber,              1996          -0-            -0-           -0-              -0-          -0-(3)
former Chief
Executive Officer             1995          -0-            -0-           -0-              -0-          -0-
and President of
the Company and IBC           1994         50,000(2)       -0-           -0-              -0-          -0-


Ted C. Flood,                 1996        190,422(4)       -0-           -0-              -0-          -0-
Chief Executive
Officer and                   1995        150,034(5)       -0-           -0-              -0-        203,125(7)
President of
Company and IBC               1994        125,134(6)       -0-           -0-            250,000        -0-

         No director of the Company received remuneration for services as a director during Fiscal 1996.

         The following table sets forth certain information relating to stock option grants during Fiscal 1996 to the Company's Chief Executive Officer and each of the Company's most highly

--------
         (2) Leslie N. Erber, formerly President of the Company, received a monthly consulting fee of $5,000 after his termination as an executive officer of the Company.

         (3) As of October 31, 1996, Mr. Erber owned no restricted shares of the Company's Common Stock.

         (4) Ted C. Flood, President of the Company and President of the Company's subsidiaries received $164,340 in compensation from IBC and IPS during the fiscal year ended October 31, 1996 and $26,082 from Consolidated during that period.


         (5) Ted C. Flood, President of the Company and President of the Company's subsidiaries received $130,501 in compensation from IBC during the fiscal year ended October 31, 1995 and $19,533 from Consolidated during that period.

         (6) Ted C. Flood, President of the Company and President of the Company's subsidiaries received $103,434 in compensation from IBC during the fiscal year ended October 31, 1994 and $21,700 from Consolidated during that period.

         (7) Such other compensation is equal to the difference between the fair market value of the Common Stock acquired on the date of exercise ($1.8125 on June 13, 1995) and the exercise price ($1.00) of the option. As of October 31, 1996, Mr. Flood held 309,500 shares of restricted Common Stock of Waste Tech, with an aggregate value of $619,000 based upon the average of the bid and asked price of the Common Stock of $2.00 on October 31, 1996, as reported by The Nasdaq Stock Market, Small Cap.

compensated executive officers whose compensation exceeded $100,000 for Fiscal 1996:

                        OPTION GRANTS IN LAST FISCAL YEAR

                             Individualized Grants
-------------------------------------------------------------------------------------------
Name            Number of Securities     Percent of Total        Exercise or     Expiration
                Underlying               Options/SARs            Base Price      Date
                Options/SARs             Granted to              ($/Sh)
                Granted (#)              Employees in Fiscal
                                         1996

Ted C. Flood       -0-                        NA                     NA             NA


         No options were exercised during Fiscal 1996 by the Company's Chief Executive Officer or any of the Company's most highly compensated executive officers whose compensation exceeded $100,000 for Fiscal 1996.

Employment and Severance Agreements

         On September 15, 1996, Ted C. Flood, the President and Chief Executive officer of the Company entered into an employment agreement with the Company. The agreement is for a term of five years commencing on October 1, 1996 and terminating on September 30, 2001. Pursuant to the agreement, Mr. Flood shall receive compensation of $150,034 for the first year with increases of 5% per annum during the term of the agreement. However, in the event the Company is not profitable in any year, the Company's Board of Directors has the right to defer the 5% increase earned during that year. Such increase in income that is deferred shall be carried forward and paid in the next profitable fiscal year at the end of such fiscal year in a lump sum payment. The agreement further provides that in the event of a merger, consolidation, sale of substantially all of the Company's assets, or a sale of either a majority or plurality of the Company's stock, Mr. Flood shall have the option to allow the agreement to remain a binding obligation of the Company or the surviving or successor corporation or at such time of such event receive the balance due him under the agreement.

         On June 3, 1989, IBC entered into a Severance Agreement (the "Agreement") with Ted C. Flood, its President. The Agreement provides, among other things, that, in the event of a change in control of IBC as that term is defined in the Agreement, and the subsequent termination of Mr. Flood's employment by IBC other than for cause or by Mr. Flood for good reason, (as such terms are defined in the Agreement), IBC shall pay to Mr. Flood, in addition to his salary at the date of termination, a lump-sum severance payment equal to
2.99 times the
greater of his annual salary rate in effect as of the date of termination or such rate in effect immediately prior to the change in control, together with compensation for other benefits to which he would have been entitled.

         The initial term of the Agreement was from May 3, 1989 through April 30, 1991. It was, and thereafter it shall be, automatically extended for one year periods, unless IBC shall give written notice of termination, at least one year prior to the termination date, of its desire not to extend the Agreement. In the event of a change in control of the Company, however, the Agreement shall continue in effect for not less than 24 months after such change in control.

Certain Transactions

Related Party Transactions

         Loans to Officers and Directors

                  The Company and IBC entered into an agreement with Mr. Flood dated as of December 29, 1995 pursuant to which IBC assigned all of its interest in a life insurance policy it owned on Mr. Flood's life to Mr. Flood. In consideration for this assignment Mr. Flood agreed to pay IBC the sum of $145,727 which amount represented the cash surrender value of the policy as of the date of the agreement. This amount is to be paid out of the proceeds Mr. Flood or his Estate receives upon surrender of the policy or from the living proceeds or death benefit proceeds from the policy, whichever occurs first. Interest on Mr. Flood's obligation accrues at the rate of 6% per annum from the date of the agreement to the date of payment. The agreement further provides that no payment of principal or interest of this obligation shall be required to be made until such time that Mr. Flood or his Estate shall receive the proceeds from the policy. This obligation of Mr. Flood to IBC is evidenced by a promissory note executed by Mr. Flood to the order of IBC.

                  The agreement further provides that all premiums due on the policy after ownership has been transferred from IBC to Mr. Flood shall be advanced by the Company. Each time that such advance is made for a premium by the Company, Mr. Flood shall execute a promissory note to the order of the Company in the amount of such premium advanced. Such note shall accrue interest at the rate of six per cent per annum and no payment of principal or interest of such notes shall be required to be made until such time that Mr. Flood or his Estate shall receive the proceeds from the policy, either upon the surrender of the policy or from the living proceeds or death benefit proceeds, whichever occurs first. As of the date of this report, the Company had advanced funds to pay two premiums on the policy each in the amount of $20,000. Mr. Flood has executed two promissory notes, each in the amount of $20,000, to the order of the Company evidencing his obligation to repay these loans to the Company.

         As of the date of this report, Morton S. Robson, the Company's Executive Vice President and Secretary and a Director and corporate counsel, was indebted to the Company. The transaction giving rise to the obligations owed to the Company by Mr. Robson is described below.

         On April 12, 1990, four individuals, including Leslie N. Erber, then Chairman of the Board and President of the Company, and Morton S. Robson entered into an agreement with a group of dissident shareholders to purchase an aggregate of 294,182 shares at a purchase price of $4.00 per share. Mr. Erber and Mr. Robson each purchased 134,951 shares of stock. Such number of shares and purchase price have been adjusted to reflect the one for four (1:4) reverse stock split effected on November 13, 1991 and do not reflect the recent 2:1 stock split declared by the Company. The dissidents had previously filed Forms 14B with the Commission indicating their intention of seeking control of the Company through the solicitation of consents from shareholders to a reduction in the number of directors and the replacement of the present directors with directors nominated by the dissident group. As part of the agreement to purchase the shares, the dissident shareholders who were selling their shares agreed that, for a period of ten years, they would not seek to obtain control of the Company or solicit proxies in opposition to the Board of Directors on any matter.

         Messrs. Erber and Robson and the two other persons borrowed the aggregate amount of $1,244,328 from the Company in 1990 and 1991 to purchase these shares. Most of the loan (91.5%) was made in equal amounts to the President and the Secretary. Those advances were secured by a lien on the 294,182 shares of Common Stock. In addition, Mr. Erber agreed to transfer to the Company as additional collateral, 156,000 shares of stock of the Company. Approximately one-half of this sum was advanced on April 12, 1990 and the balance during 1991. In April 1990, promissory notes evidencing the first half of the funds were executed by these persons bearing interest at the rate of 9% per annum and payable in three annual installments commencing on April 12, 1991. Thereafter, independent members of Waste Tech's Board of Directors unanimously extended the payment due date of each payment for one (1) year. New promissory notes to Waste Tech were thereafter executed for the full amount of the advance, payable in three annual installments commencing April 12, 1992. The notes were secured by a lien on all of these shares which were acquired. In June 1992, $200,000 of the principal amount of these loans was repaid to the Company through a sale of 100,000 of the acquired shares at $2.00 per share. Payment of the remainder of the principal due in 1993 and 1994, together with the accrued interest, was deferred for two years by the Company's Board of Directors, and subsequently deferred again until 1997.

         Thereafter, Mr. Erber, in connection with his termination as President of the Company, turned in all of his stock in to the Company and IBC in full satisfaction of his obligation of $698,527.

         In June 1995 Robson & Miller exercised a stock option to purchase 250,000(1) shares of Common Stock (the "250,000 Shares") at $1.00 per share, by offsetting $250,000 of the fees that were due and owing from the Company. As of the end of fiscal 1995, the Company owed Mr. Robson's law firm the sum of $160,130 for legal fees and disbursements. The Company has acquired a security interest in the 250,000 Shares held by Robson & Miller as collateral security for repayment of the outstanding loan of Mr. Robson. As of October 31, 1996 Mr. Robson still owed the Company $448,364 together with accrued interest, and has indicated that Robson & Miller intends to commence to sell such shares to satisfy the obligation of Mr. Robson. The largest aggregate outstanding loan balance of Mr. Robson during the past two (2) fiscal years was $681,261.

         Legal Services

         The law firm of Robson & Miller, LLP and its predecessors have provided legal services for the Company and its subsidiaries. Morton S. Robson, the Secretary and a Director of the Company is a partner of Robson & Miller, LLP, general counsel to the Company. During the fiscal 1996, Robson & Miller, LLP received $77,333 from Waste Tech and $37,232 from IBC as payment for legal services rendered. As of the end of fiscal 1996 accrued but unpaid legal fees due to Robson & Miller, LLP, from the Company amounted to $315,696. In fiscal 1994 Robson & Miller was granted an option to purchase 250,000(2) shares at $1.00 per share for a five year period, in consideration of forbearing collection of past due legal fees. As noted above, on June 13, 1995, Robson & Miller exercised a stock option to purchase the 250,000 Shares at $1.00 per share, by offsetting $250,000 of the fees that were due and owing form the Company.

         Conflicts of Interest

         Each of Messrs. Flood and Robson are directors of both Waste Tech and its majority owned subsidiary, IBC. Conflicts of interest may arise for Messrs. Flood and Robson in transactions between Waste Tech and IBC. Additionally, counsel to the company is Robson & Miller, LLP, of which Mr. Robson is the senior partner. Conflicts of interests may arise as the result of such relationship.

--------
         (1) The amount of shares stated have not been adjusted to reflect the 2:1 stock split recently declared by the Company. As a result of this stock split the number of shares now being held as collateral by the Company for this obligation is 500,000 shares.

         (2) The shares stated have not been adjusted to reflect the recent 2:1 stock split declared by the Company since this transaction occurred well prior to the stock split.

         Robert Roth

         Members of the immediate family of Robert Roth, one of the Directors of the Company own an aggregate of 6.5% of the Company's outstanding and issued stock. The shares of stock are owned by his wife, Patricia B. Roth (114,182)(1), his son, Steven F. Roth (83,968), his daughter, Kathie Cecile Roth (10,000) and his son Charles B. Roth and his wife, Marta Roth (107,188). Pursuant to the terms of an agreement dated May 11, 1993 between Patricia Roth, Steven Roth and Robert Roth so long as Patricia Roth and Steven Roth are the owners of more than one percent (1%) of the number of outstanding shares of Common Stock, the Company has agreed to use its best efforts to cause the election of Robert Roth as a member of the Board of Directors.

                                 PROPOSAL NO. 2:

                          RATIFICATION OF SELECTION OF
                    COOPERS & LYBRAND AS INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of Coopers & Lybrand, independent certified public accountants, to audit the accounts for the Company for fiscal year ending October 31, 1996 ("Fiscal 1996"). The firm of Coopers & Lybrand has audited the Company's financial statements since 1991. The Company is advised that neither that firm nor any of its partners has any material direct or indirect relationship with the Company. The Board of Directors considers Coopers & Lybrand to be well qualified for the function of serving as the Company's auditors. The Delaware General Corporation Law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statement to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors. The Board of Directors recommends that you vote in favor of the above proposal in view of the familiarity of Coopers & Lybrand with the Company's financial and other affairs due to its previous service as auditors for the Company.

         A representative of Coopers & Lybrand is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so,

and is expected to be available to respond to appropriate questions.

--------
         (1) The number of shares stated for members of the Roth family reflects the 2:1 stock split declared by the Company on May 15, 1997.

         Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the ratification of the selection by the Board of Directors of Coopers & Lybrand as the Company's independent certified public accountants for Fiscal 1996.

                             STOCKHOLDERS' PROPOSALS

         Proposals of stockholders intended to be presented at the 1997 annual meeting must be received in writing, by the President of the Company at its offices by March 20, 1998 in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

                                            By Order of the Board of Directors

                                            /s/ Morton S. Robson

                                            Morton S. Robson, Secretary

                             WASTE TECHNOLOGY CORP.

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Ted C. Flood and Morton S. Robson as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.01 par value per share, of Waste Technology Corp. (the "Company") held of record by the undersigned on June , 1997 at the Annual Meeting of stockholders to be held at the offices of the Company, 5400 Rio Grande Avenue, Jacksonville, Florida 32205, on Friday, July 11, 1997 at 11:00 A.M. local time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

Please mark boxes / / in blue or black ink.

1. Election of two Class I Directors: Alan Morrison and Russell McElroy, and one two Class II Directors: Morton S. Robson and Ted C. Flood (Mark only one of the two boxes for this item)

         / / VOTE FOR all nominees named above except those who may be named on this line:

         -----------------------------------------------------------------------

                                     (OR)

         / / VOTE WITHHELD as to all nominees named above.

2. Proposal to ratify appointment of Coopers & Lybrand as the Company's independent certified public accountants:

         FOR / /                  AGAINST  / /                 ABSTAIN / /


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted "FOR" Proposals 1 and 2.

         Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                         Dated: _______________________ , 1997

                                         X ____________________________
                                             Signature

                                         X _____________________________
                                             Print Name(s)

                                         X ____________________________
                                             Signature, if held jointly